Exhibit 99.1

LIFECORE REPORTS FISCAL SECOND QUARTER 2004 FINANCIAL RESULTS

CHASKA, MN. January 13, 2004 — LIFECORE BIOMEDICAL, INC. (Nasdaq: LCBM) today reported consolidated revenue of $11,558,000 for the second fiscal quarter ended December 31, 2003, an increase of 13 percent from the $10,262,000 recorded for the second quarter of a year ago. For the six-month period, the Company recorded revenue of $21,505,000, an increase of 12 percent from the $19,234,000 reported for the period of a year ago. Favorable foreign currency translation comparisons increased quarterly and year-to-date revenue by $365,000 and $552,000, respectively.

     The Company reported consolidated second-quarter income of $597,000, or $0.05 per share, compared with $312,000, or $0.02 per share, during the period of a year ago. The six-month period showed a reduced consolidated loss of $246,000, or $0.02 per share, compared to a loss of $734,000, or $0.06 per share, for the same period of a year ago.

     Lifecore has extended its guidance for anticipated third and fourth fiscal quarter financial performance. Results are expected to range from a profit of $0.01 to $0.05 per share for the third quarter and from a profit of $0.02 to 0.06 for the fourth fiscal quarter ending June 30, 2004. As stated previously, the Company anticipates a profit for the full fiscal year ending June 30, 2004.

Hyaluronan Division

     Hyaluronan Division second quarter fiscal 2004 revenue of $3,545,000 increased four percent when compared to $3,411,000 reported for the second quarter of a year ago. Six-month revenue of $7,103,000 was essentially flat when compared to $7,109,000 reported for the same period of a year ago. Revenue in the veterinary segment increased in the second quarter. Six-month revenue reflected increased veterinary and ophthalmic sales, offset by reduced gynecologic sales.

     The Division reported an operating loss of $62,000 for the second quarter compared to an operating profit of $572,000 for the same period of a year ago. Similarly, an operating loss of $636,000 was reported for the current six-month period compared with an operating profit of $137,000 for the period of a year ago. The losses in the current periods reflect unused manufacturing capacity charges and increased regulatory expenses associated with the withdrawal of the Company’s adhesion prevention product from the gynecology marketplace.

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Lifecore Second Quarter Fiscal 2004 Financial Results — Page 2

Oral Restorative Division

     Oral Restorative Division second quarter revenue increased 17 percent to a record quarterly level of $8,013,000, when compared to $6,851,000 for the period of a year ago.

     Six-month revenue increased 19 percent to $14,402,000 in comparison to $12,125,000 for the same period of a year ago. The revenue increase was driven by increased international and domestic sales. Favorable foreign currency translation comparisons increased quarterly and year-to-date revenue by $365,000 and $552,000, respectively.

     The Division reported an operating profit of $521,000 in the second quarter compared to a loss of $88,000 reported for the period of a year ago. Similarly, six-month results showed an operating profit of $280,000 compared with an operating loss of $554,000 in the same period of a year ago. The change to profitable operations was due to the continued leverage being realized from the ongoing expansion of domestic and international selling efforts.

     Jim Bracke, Lifecore’s President and CEO, commented “We are pleased to report the continued growth in revenue and profitability in the fiscal second quarter resulting from the continuing broad expansion in overall product sales.”

Cautionary Statement

     Certain statements in this release regarding Lifecore’s anticipated future financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the likelihood and timing of the return of the Company’s adhesion prevention product, GYNECARE INTERGEL *Adhesion Prevention Solution, to the market, the timing of orders from Lifecore’s customers, continued market acceptance of Lifecore’s Oral Restorative Division products, the timing of regulatory approvals, the success of new product development efforts, and other factors discussed in further detail in Lifecore’s filings with the Securities and Exchange Commission including exhibit 99.1 to Lifecore’s annual report on Form 10-K for the fiscal year ending June 30, 2003.

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Lifecore Second Quarter Fiscal 2004 Financial Results — Page 3

     Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.

     To access today’s press release conference call on line select the HOME menu option at the top of the webpage at www.lifecore.com and select WEBCASTS from the pull-down menu. Select the desired web cast and follow the listed instructions for participation. The call begins at 3:45 PM, Central Daylight Time. A replay of the web cast will be available on the same WEBCASTS page at the website until January 19, 2004. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen. Lifecore’s quarterly earnings conference call will also be available online at www.streetfusion.com.

     Lifecore news and general information are available through its website at http://www.lifecore.com, by electronic mail at info@Lifecore.com, or by telephone at 952.368.4300.

CONTACT:

          CONTACT: 952.368.4300
          Jim Bracke, President and CEO
          Dennis J. Allingham, E.V.P. and CFO
          Colleen M. Olson, V.P. Corporate Administrative Operations

* GYNECARE INTERGEL Adhesion Prevention Solution is a registered trademark of
ETHICON, INC.

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Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net sales	$11,558,000	$10,262,000	$21,505,000	$19,234,000
Cost of goods sold	4,863,000	4,165,000	9,632,000	9,074,000

Gross profit	6,695,000	6,097,000	11,873,000	10,160,000
Operating expenses
Research and development	1,245,000	1,011,000	2,504,000	1,968,000
Marketing and sales	3,301,000	3,057,000	6,474,000	5,905,000
General and administrative	1,690,000	1,545,000	3,251,000	2,704,000

	6,236,000	5,613,000	12,229,000	10,577,000

Operating income (loss)	459,000	484,000	(356,000)	(417,000)
Other income (expense)
Interest income	6,000	6,000	12,000	35,000
Interest expense	(154,000)	(262,000)	(309,000)	(428,000)
Currency transaction gains	274,000	42,000	398,000	98,000
Other	12,000	42,000	9,000	(22,000)

	138,000	(172,000)	110,000	(317,000)

Net income (loss)	$597,000	$312,000	$(246,000)	$(734,000)

Net income (loss) per share
Basic	$0.05	$0.02	$(0.02)	$(0.06)

Diluted	$0.05	$0.02	$(0.02)	$(0.06)

Weighted average shares outstanding
Basic	12,891,083	12,882,313	12,890,098	12,878,471

Diluted	12,938,352	12,949,904	12,890,098	12,878,471

Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	June 30,
	2003	2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,011,000	$4,211,000
Accounts receivable	7,767,000	7,795,000
Inventories	9,695,000	9,728,000
Prepaid expense	548,000	766,000

Total current assets	23,021,000	22,500,000
PROPERTY, PLANT AND EQUIPMENT, NET	23,882,000	24,912,000
LONG-TERM INVENTORY	4,639,000	4,639,000
OTHER ASSETS	6,060,000	6,301,000

	$57,602,000	$58,352,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$3,636,000	$3,989,000
Long-term obligations	5,902,000	5,969,000
Shareholders’ equity	48,064,000	48,394,000

	$57,602,000	$58,352,000

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended December 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated

	2003	2002	2003	2002	2003	2002

Net sales	$3,545,000	$3,411,000	$8,013,000	$6,851,000	$11,558,000	$10,262,000
Cost of goods sold	1,903,000	1,289,000	2,960,000	2,876,000	4,863,000	4,165,000

Gross profit	1,642,000	2,122,000	5,053,000	3,975,000	6,695,000	6,097,000
Operating expenses Research and development	975,000	794,000	270,000	217,000	1,245,000	1,011,000
Marketing and sales	136,000	179,000	3,165,000	2,878,000	3,301,000	3,057,000
General and administrative	593,000	577,000	1,097,000	968,000	1,690,000	1,545,000

	1,704,000	1,550,000	4,532,000	4,063,000	6,236,000	5,613,000

Operating income (loss)	$(62,000)	$572,000	$521,000	$(88,000)	$459,000	$484,000

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Six Months Ended December 31,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated

	2003	2002	2003	2002	2003	2002

Net sales	$7,103,000	$7,109,000	$14,402,000	$12,125,000	$21,505,000	$19,234,000
Cost of goods sold	4,272,000	4,088,000	5,360,000	4,986,000	9,632,000	9,074,000

Gross profit	2,831,000	3,021,000	9,042,000	7,139,000	11,873,000	10,160,000
Operating expenses
Research and development	1,994,000	1,503,000	510,000	465,000	2,504,000	1,968,000
Marketing and sales	263,000	353,000	6,211,000	5,552,000	6,474,000	5,905,000
General and administrative	1,210,000	1,028,000	2,041,000	1,676,000	3,251,000	2,704,000

	3,467,000	2,884,000	8,762,000	7,693,000	12,229,000	10,577,000

Operating income (loss)	$(636,000)	$137,000	$280,000	$(554,000)	$(356,000)	$(417,000)

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